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                                                                      EXHIBIT 12

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

=========================================================================================================
                               Predecessor Company  |                                         The Company
--------------------------------------------------  | ---------------------------------------------------
                                                    | Forty-six
                                                    |     Weeks
                                         Six Weeks  |  from May
                         Fiscal Year    from March  |   7, 1999   Fiscal Year   Fiscal Year   Fiscal Year
                               Ended   30, through  |   through         Ended         Ended         Ended
                           March 29,        May 6,  | March 27,     March 26,     March 25,     March 31,
(in thousands)                  1999          1999  |      2000          2001          2002          2003
----------------------------------------------------|----------------------------------------------------
Ratio of earnings to                                |
fixed charges(1)........        1.5x          1.4x  |        --            --            --          1.9x
=========================================================================================================

(1) The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (income (loss) before income taxes and extraordinary items plus fixed charges) by fixed charges (interest expense plus that portion of rental expense deemed to represent interest and amortization of deferred debt issuance costs). For fiscal years 2002 and 2001, and the period from May 7, 1999 through March 27, 2000, historical earnings were insufficient to cover fixed charges by $18.5 million, $8.4 million and $17.6 million, respectively.